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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Commercial Metals Company on Form S-3 of our reports dated October 14, 1998, appearing in the Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
February 4, 1999